Exhibit 5.1

Croke Fairchild Morgan & Beres LLC

180 North La Salle Street, Suite 2750

Chicago, Illinois 60601

July 31, 2020

Eton Pharmaceuticals, Inc.

21925 W. Field Parkway, Suite 235 Deer Park, IL 60010

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Eton Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”), relating to the resale by the selling stockholder identified in the Registration Statement of up to 3,500,000 shares of common stock, par value $0.001 per share (the “Shares”). The Shares may be sold or delivered from time to time as set forth in the prospectus that is a part of the Registration Statement (the “Base Prospectus”) and as may be set forth in one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”), pursuant to Rule 415 under the Securities Act.

For purposes of rendering this opinion, we have examined the Registration Statement and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. We have not independently verified the matters set forth in such certificates.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Base Prospectus made part of the Registration Statement.

Very truly yours,

/s/ Croke Fairchild Morgan & Beres LLC